Exhibit 10.3

PROMISSORY NOTE

Thirty-two thousand one hundred fifty dollars (USD32,150)

Date: February 1, 2006

FOR VALUE RECEIVED, Greenleaf Forest Products, Inc. promises to pay to the order of Pinewood Imports, Ltd., the sum of Thirty-two thousand one hundred fifty dollars (USD32,150) together with interest of 5% per annum on the unpaid balance. The entire principal and any accrued interest shall be fully and immediately payable on February 1, 2007 unless extended at the sole option of the lender.

Upon default in making payment within ten days of demand, and providing this note is turned over for collection, the undersigned agree to pay all reasonable legal fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the State of Nevada. All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

/s/ Michelle Maresova

______________________________

Michelle Maresova

President

Greenleaf Forest Products, Inc.

1611 Gatecreek Dr.

Pearland, TX 77581

Resolution to Borrow

RESOLVED, that the President of the Greenleaf Forest Products Inc. is authorized, for the account of this Corporation, and on such terms and conditions as she may deem proper, to borrow from Pinewood Imports, Inc. sums of money; and to sign, execute, and endorse all such documents as may be required to evidence such indebtedness; to execute agreements to secure Pinewood Imports, Inc. in connection therewith; to pledge receivables, or other property of this Corporation to secure the payment of any indebtedness, liability, or obligation of this Corporation whether now due or to become due and whether existing or hereafter incurred.

The undersigned hereby certifies that she is the duly elected and qualified Secretary and the custodian of the books and records and seal of Greenleaf Products Inc, a corporation duly formed pursuant to the laws of the state of Nevada and that the foregoing is a true record of a resolution duly adopted at a meeting of the Board of Directors and that said meeting was held in accordance with state law and the Bylaws of the above-named Corporation on February 1, 2006, and that said resolution is now in full force and effect without modification or rescission.

IN WITNESS WHEREOF, I have executed my name as Secretary and have hereunto affixed the corporate seal of the above-named Corporation this first day of February 2006.

/s/ Michelle Maresova

_______________________________

Michelle Maresova

Secretary